EXHIBIT 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 29, 2006, by and among Omtool, Ltd., a Delaware corporation (the “Company”) and William J. Rynkowski, Jr. (the “Holder”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among the Company, Blue Chip Technologies Ltd., a Massachusetts corporation, BC Acquisition, Inc., a Massachusetts corporation, Omtool Healthcare, LLC, a Delaware limited liability company and the Holder (the “Merger Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Merger Agreement to issue to the Holder shares of the Company’s Common Stock (the “Holder Shares”); and

WHEREAS, to induce the Holder to execute and deliver the Merger Agreement, the Company has agreed to provide certain registration rights with respect to the Holder Shares on the terms and conditions provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(e).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $.01 par value per share.

“Holder” shall have the meaning set forth in the Preamble.

“Holder Shares” shall have the meaning set forth in the Preamble.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Merger Agreement” shall have the meaning set forth in the Preamble.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any free writing prospectuses), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Holder Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that Holder Shares that are Registrable Securities shall cease to be Registrable Securities (a) upon any sale of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act; (b) upon any sale or transfer of such shares in any manner to a person or entity that, by virtue of Section 6(h) of this Agreement, is not entitled to the rights provided by this Agreement; or (c) if such Holder Shares are then eligible for resale under Rule 144(k) under the Securities Act (or its successor).

“Registration Statement” means a registration statement filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments and free writing prospectuses, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Holder.

2.             Piggyback Registration.

(a)           Whenever the Company proposes to register any securities under the Securities Act, which registration includes a secondary component for the account of existing securityholders, other than a registration statement (i) on Forms S-4 or S-8 or their successors; (ii) on another form not available for registering the Registrable Securities for sale to the Public; (iii) covering only securities issued or proposed to be issued in exchange for securities or assets of another corporation or business; or (iv) on Forms S-1 or S-3 or another form solely to register securities in connection with a financing of the Company and with respect to which no shares are included for the account of any party other than the Company and/or participants in such financing (such as investors, placement agents and their transferees), the Company shall give the Holder prompt written notice of its intent to do so.  Upon the written request of the Holder given within 10 days after receipt of such notice, the Company will cause to be included in the secondary component of such registration all of the Registrable Securities that such holder requests; provided that the Company shall have the right to withdraw, reduce, postpone, delay or cancel any registration made under this Section 2 without liability, obligation or notice to the Holder or otherwise; and provided further that, in the event that all securities that existing securityholders request to be included in the secondary component of such registration cannot be so included, the number of Registrable Securities and other securities of existing securityholders electing to participate in such secondary component shall be determined by the relative proportionate ownership of the shares of Common Stock outstanding on the date of the Company’s notice (assuming conversion, exercise or exchange, directly or indirectly, of all outstanding securities of the Company into shares of Common Stock) held by all existing securityholders electing to participate in such secondary component (“Proportionate Registration”).

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 2, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by securityholders to be include in such offering exceeds the number of securities to be sold in the secondary component of the registration that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering, and in such event the number of Registrable Securities to be included in such offering shall be reduced to achieve Proportionate Registration.

3.             Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Prepare and file with the Commission a Registration Statement with respect to the Registrable Securities and use its commercially reasonably efforts to cause that Registration Statement to become and remain effective;

(b)           Use its commercially reasonable efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180) days after the effective date thereof;

(c)           Furnish to the Holder such reasonable numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Registration Statement;

(d)           Register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Holder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e)           Use its commercially reasonable efforts to notify the Holder at any time when a Prospectus relating to Registrable Securities covered by a Registration Statement is required to be delivered under the Securities Act or the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  If the Company has so notified the Holder, the Holder shall immediately cease making offers of Registrable Securities until the Company has further notified the Holder that the Holder may resume making offers of Registrable Securities using such Prospectus and/or the Prospectus is amended to comply with the requirements of the Securities Act and the Company has provided the Holder with such amended prospectuses and, following receipt of the amended prospectus, the Holder shall be free to resume making offers of the Registrable Securities under such amended prospectus.

(f)            Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or, if applicable, trading system, on which similar securities issued by the Company are then listed; and

(g)           Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

4.             Registration Expenses.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Agreement, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company.  All Selling Expenses shall be borne and paid by the Holder.

5.             Restrictions on Transfer.

(a)           The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  The Holder will cause any proposed purchaser, pledge, or transferee of the Registrable Securities held by the Holder to agree to take and hold such securities subject to the restrictions on transfer specified in this Agreement.

(b)           Before any proposed sale, pledge, or transfer of the Registrable Securities, unless there is then in effect a Registration Statement including such securities, the Holder shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the Commission to the effect that the proposed sale, pledge or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Registrable Securities may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to sell, pledge or transfer such Registrable Securities in accordance with the terms of the notice given by the Holder to the Company.

6.             Miscellaneous

(a)           Termination of Registration Rights.  The right of the Holder to request registration or inclusion of Registrable Securities in any registration hereunder shall terminate (i) upon the later of the Holder’s right to sell the Registrable Securities without restriction under Rule 144 or the second anniversary of the Closing or, if earlier, (ii) upon the merger, combination, consolidation, or sale or exchange of outstanding capital stock of the Company to or with another entity when shareholders of the Company, as such, do not own a majority of the outstanding capital stock of the surviving or acquiring entity immediately following such transaction.

(b)           Furnish Information.  The Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(c)           No Delay of Registration.  The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(d)           Compliance.  The Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall only sell or distribute the Registrable Shares in those jurisdictions in which such Holder is authorized to do so.

(e)           Discontinued Disposition.  The Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  In addition, the Company may withdraw, delay, suspend or terminate any registration that includes Registrable Securities at any time and for any or no reason without incurring any penalty or other obligation or liability of any nature to the Holder. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(e).

(f)            Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

(g)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Merger Agreement.

(h)           Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by the Holder only to a transferee of Registrable Securities that is the an Immediate Family Member of the Holder or trust for the benefit of the Holder or one or more of the Holder’s Immediate Family Members; provided, however, that (i) the Company is, within a reasonable time of such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights and obligations are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(i)            Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)            Governing Law.  This Agreement, and any matter arising hereunder or in connection herewith, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

(k)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.   It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m)          Pronouns.  For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OMTOOL, LTD.

By:	/s/ Robert L. Voelk
Name:	Robert L. Voelk
Title:	President and Chief Executive Officer

/s/ William J. Rynkowski, Jr.
William J. Rynkowski, Jr.

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]